UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2014

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 240 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 17, 2014, OvaScience, Inc. (the “Company”) issued a press release announcing the Company had achieved its 2014 corporate goals. The full text of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company also provided the following 2015 update for its commercial and developmental goals.

The AUGMENT treatment is specifically designed to improve egg health by using mitochondria from a patient’s own egg precursor (EggPCSM) cells during in vitro fertilization (IVF). In 2014, OvaScience exceeded its AUGMENT patient treatment goal with more than 150 patients now receiving the treatment, and the Company started transitioning some of the IVF clinics to commercial centers. In 2015, the Company expects at least 1,000 additional patients to be receiving the AUGMENT treatment. The AUGMENT treatment cycle begins upon receipt of the patient’s tissue. We expect to receive payment before processing the tissue and recognize revenue when we deliver the mitochondria to the clinic. Based on our experiences so far, revenue recognition is expected to range between 30 and 120 days, which is typical for an IVF cycle.

In 2014, OvaScience established the AUGMENT Centers of Excellence, or ACE clinics, in North America (Canada), the European Union (the United Kingdom), Turkey and the Middle East (the United Arab Emirates). In addition, OvaScience has a further commitment from one of the largest IVF clinic networks in Japan, which plans to offer the AUGMENT treatment in 2015. The Company anticipates expanding to new ACE clinics in other major regions of the world in 2015.

The OvaPrime treatment is a potential new fertility treatment that uses EggPC cells to increase a woman’s egg reserve.  In 2014, additional preclinical proof-of-concept work for the OvaPrime treatment demonstrated the ability to mature an EggPC cell into a mature egg in the ovary (in vivo).  The Company plans to optimize the process and introduce the OvaPrime treatment in select IVF clinics outside of the United States by the end of 2015.

The OvaTure treatment is a potential next-generation IVF treatment that could help a woman produce healthy, young, fertilizable eggs without the need for hormone injections. In 2014, the Company achieved human preclinical proof-of-concept with the OvaTure treatment by demonstrating that human EggPC cells can be matured into eggs outside of the body. In 2015, the Company expects to optimize the process and define a potentially accelerated development pathway for the OvaTure treatment.

Forward-Looking Statements

This report includes forward-looking statements about (i) the Company expecting at least 1,000 additional patients to be receiving the AUGMENT treatment in 2015, (ii) expected payment and revenue recognition timing for commercial AUGMENT treatment patients, (iii) plans to establish ACE clinics in new major regions of the world, (iv) plans for a launch of the AUGMENT treatment in Japan in 2015, (v) plans to optimize and launch the OvaPrime treatment in select IVF clinics outside of the United States by the end of 2015, (vi) plans to optimize the process and define a potentially accelerated development pathway in 2015 for the OvaTure treatment, and (vii) plans and treatment possibilities for the AUGMENT treatment, OvaPrime treatment and OvaTure treatment. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including risks related to: the possibility that international IVF clinics that we work with, including the IVF clinic in Japan which plans to offer the AUGMENT treatment in 2015, may determine not to begin or continue providing the AUGMENT treatment for commercial or other reasons; our expectation that the AUGMENT treatment and OvaPrime treatment meet the requirements of a class of products exempt from premarket review and approval under applicable regulations in those countries where we have launched or plan to introduce the AUGMENT treatment and plan to introduce the OvaPrime treatment; the science underlying our treatment and treatments in development, which is unproven; our ability to obtain regulatory approval as necessary for our fertility treatment and potential fertility treatments; our ability to develop and commercialize our fertility treatments on the timelines we expect, if at all; as well as those risks more fully discussed in the “Risk Factors” section of our most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The forward-looking statements contained in this report reflect our current views with respect to future events. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our view as of any date subsequent to the date hereof.

Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits

99.1                        Press Release dated December 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: December 17, 2014	/s/ Jeffrey E. Young
Jeffrey E. Young
Chief Financial Officer